Exhibit 99.1

NEWS RELEASE                                                                                                                   FOR IMMEDIATE DISTRIBUTION

Alliance Financial Corporation Announces Quarterly Dividend

Syracuse, NY, November 27, 2012 - Alliance Financial Corporation (the “Company”) (NasdaqGM: ALNC), the holding company for Alliance Bank, N.A., announced that its Board of Directors has declared a quarterly dividend of $0.32 per common share. The dividend is payable on December 19, 2012, to shareholders of record on December 11, 2012.

Alliance Financial Corporation is an independent financial holding company with Alliance Bank, N.A. as its principal subsidiary that provides retail and commercial banking, and investment management services through 29 offices in Cortland, Madison, Oneida, Onondaga and Oswego counties. Alliance also operates an investment management administration center in Buffalo, N.Y., and an equipment lease financing company, Alliance Leasing, Inc.

Contact: Alliance Financial Corporation

      J. Daniel Mohr, Executive Vice President and CFO     (315) 475-4478

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